Exhibit 99.1

Creative Medical Technology Holdings, Inc. Files Patent on AmnioStem™

Mediated Immune Reprogramming for Stroke

Company Discovers Novel Method of Suppressing Inflammation

Using Combination Autologous Allogeneic System

May 24, 2017 – Phoenix, AZ and San Diego, CA, Creative Medical Technology Holdings, Inc. (OTCQB: CELZ) (the “Company”) announced today the filing of a patent application covering a novel means of suppressing inflammation associated with stroke by reprogramming immune cells of the stroke victim.

The patent application teaches ways of using the Company’s patented AmnioStem™ allogeneic stem cell to ‘educate’ immune cells from stroke patients so as to reduce inflammation associated with stroke. By reducing inflammation, the Company hopes to develop novel means of increasing efficacy of therapeutic agents in stroke patients.

“We are highly enthusiastic with our current data, which seems to suggest that AmnioStem™ cells are not only capable of inducing regeneration of injured brains, but also can be used to ‘reprogram’ immune system cells of patients in order to reduce inflammation that occurs subsequent to stroke.” Said Timothy Warbington, President and CEO of Creative Medical Technology Holdings. “Working together with immunologists, neurologists, and stem cell experts, we are fortunate to have a team that can attack the problem of stroke in a multidisciplinary manner.”

It is known that the immune system contributes to the deterioration of brain functions after a stroke. For example, studies in the mouse model of stroke have shown that if certain immune cells are depleted, the neurological impact of a stroke is diminished.1 It is also known that part of the therapeutic activities of stem cells in a stroke are mediated by alterations of the immune system.2

“We are confident that the novel findings presented in the patent application will pave the way for using AmnioStem™ treated patient immune cells as a means of suppressing pathological responses, which is applicable not only to stroke but to a wide variety of neuroinflammatory conditions including multiple sclerosis and traumatic brain injury.” Said Thomas lchim, Ph.D., Chief Scientific Officer of Creative Medical Technology Holdings.

1 Belinga et al. Splenectomy following MCAO inhibits the TLR4-NF-KB signaling pathway and protects the brain from neurodegeneration in rats. J Neuroimmunol. 2016 Apr 15; 293:105-13

https://www.ncbi.nlm.nih.gov/pubmed/27049570

2 Cheng et al. Human umbilical cord mesenchymal stem cells protect against ischemic brain injury in mouse by regulating peripheral immunoinflammation. Brain Res. 2015 Jan 12;1594:293-304.

https://www .ncbi.nlm.nih.gov/pubmed/?term=25449888

About US

Creative Medical Technology Holdings, Inc. is a clinical-stage biotechnology company with two focus areas: 1) Personalized stem cell procedures for sexual dysfunction and infertility; and 2) Universal, off-the-shelf amniotic fluid-based stem cells that possess superior healing potential without negative medical or ethical issues.

Since 2011, through our own research and collaborations with leading academic institutions, we have developed proprietary protocols, built an extensive intellectual property portfolio, developed complete treatment offerings for erectile dysfunction and are performing ground-breaking research with our amniotic fluid-based stem cell.

For additional information visit: www.CREATIVEMEDICALTECHNOLOGY.com

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “aim”, “will likely result”, “believe”, “expect”, “anticipate”, “estimate”, “intend”, ’‘plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, ’‘project”, “should” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations

Andrew Barwicki

516-662-9461/andrew@barwicki.com